Exhibit 99.1

Parametric Sound Announces Common Stock Offering

SAN DIEGO, CA, April 23, 2014 – Parametric Sound Corporation (NASDAQ: HEAR) announced today that it intends to offer and sell approximately $45 million of its common stock in an underwritten public offering. The offering is subject to market, regulatory and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Parametric Sound intends to use the net proceeds from this offering to repay certain indebtedness and for working capital and other general corporate purposes.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-3 which was filed with the Securities and Exchange Commission (SEC) and became effective on May 16, 2013. A preliminary prospectus supplement relating to the offering has also been filed with the SEC and is available on its website at www.sec.gov.

Needham & Company, LLC is acting as the sole book-running manager, Cowen and Company, LLC and Wedbush Securities Inc. are acting as co-lead managers, and Lake Street Capital Markets is acting as co-manager for the offering.

This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, via telephone at (800) 903-3268 or by email to prospectus@needhamco.com.

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About Parametric Sound

Parametric Sound Corporation is an audio technology company that markets innovative products under the Turtle Beach and HyperSound brands.

The company designs and markets premium audio peripherals for video game consoles, personal computers and mobile devices under the brand Turtle Beach (TurtleBeach.com), including officially-licensed headsets for the next-generation Xbox One and PlayStation 4 consoles. Turtle Beach is the leading brand in video game audio and the official audio provider for Major League Gaming, the world’s largest eSports league, and Twitch, the world’s leading video platform and community for gamers.

Under the brand HyperSound (HyperSound.com), the company markets pioneering directed audio solutions that beam sound to a specific listening area without the ambient noise of traditional speakers. HyperSound has applications in digital signage and kiosks, consumer electronics and health care.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release, including those regarding the proposed public offering and the intended use of proceeds from the offering, may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Forward looking statements are based on management’s belief, as well as assumptions made by, and information currently available to, management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include whether or not the Company will be able to raise capital through the sale of shares of common stock or close the offering, the satisfaction of customary closing conditions, prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, the substantial uncertainties inherent in acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, our indebtedness and other factors detailed in the Company’s Annual Report on Form 10-K, the prospectus supplement filed in connection with the offering and the Company’s other periodic reports filed with the SEC. Except as required by law, the Company specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

For more information:

Anne Rakunas

Investor Relations

Anne Rakunas@icrinc.com

+1-310-954-1113

David Lowey

Corporate Communications

david.lowey@turtlebeach.com

+1-914-844-2759